[FORM OF VOTING INSTRUCTION CARD FOR

AMERICAN FUNDS GROWTH-INCOME HLS FUND]

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!

PLEASE SIGN, DATE AND RETURN YOUR

VOTING INSTRUCTIONS TODAY

American Funds Growth-Income HLS Fund

[c/o Proxy Tabulator

address]

VOTING BY TELEPHONE.  Call toll-free [1-800-862-6668] and follow the recorded instructions.

VOTING BY INTERNET.  Log on to [website] and follow the on-screen instructions.

VOTING BY MAIL.  Complete and return your proxy card in the addressed envelope.

THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE INSURANCE COMPANY LISTED BELOW

VOTING INSTRUCTIONS FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 15, 2014

The undersigned is the owner of a variable annuity or variable insurance contract issued by the above-referenced Insurance Company. (The issuer of such contract being referred to herein as the “Issuer.”) The undersigned hereby instructs the Issuer to represent and vote, as designated herein, the number of shares of American Funds Growth-Income HLS Fund represented by the number of votes attributable to the undersigned’s variable annuity contract or variable insurance contract as of June 24, 2014, at a Special Meeting of Shareholders (the “Meeting”), to be held at the offices of Hartford Funds Management Company, LLC, 5 Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, Pennsylvania, on September 15, 2014, at [    ] (Eastern time) and at any adjournments or postponements thereof, upon the matters on the reverse as set forth in the Notice of Special Meeting of Shareholders and Proxy Statement, with all powers the undersigned would possess if present in person.

By executing these voting instructions, the undersigned revokes all previous voting instructions with respect to the Meeting and acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement.

In its discretion, the Issuer is authorized to vote upon such other business as may properly come before the Meeting and any adjournments or postponements of the Meeting unless otherwise prohibited by the undersigned. Contract and policy owners wishing to vote in accordance with the Board of Directors’ recommendation need only sign and date this voting instruction form and return it in the envelope provided.

Date

Signature(s) (Please sign in box)

Please sign exactly as name appears to the left. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If signing for a corporation, please sign in full corporate name by authorized person. If signing for a partnership, please sign in partnership name by authorized person.

EVERY CONTRACT OWNER’S VOTE IS IMPORTANT!

PLEASE SIGN, DATE AND RETURN YOUR

VOTING INSTRUCTIONS TODAY

THESE VOTING INSTRUCTIONS WILL BE VOTED AS INSTRUCTED ON THE MATTER SET FORTH BELOW. IT IS UNDERSTOOD THAT IF NO CHOICE IS SPECIFIED, THESE VOTING INSTRUCTIONS WILL BE VOTED “FOR” SUCH MATTER. UPON ALL OTHER MATTERS, ISSUER SHALL VOTE ACCORDING TO ITS BEST JUDGMENT.

VOTES OF CONTRACT AND POLICY OWNERS FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED WILL BE VOTED IN THE SAME PROPORTION AS THE VOTES OF CONTRACT AND POLICY OWNERS FOR WHICH VOTING INSTRUCTIONS ARE RECEIVED.

Please fill in box(es) as shown using black or blue ink or number 2 pencil.

PLEASE DO NOT USE FINE POINT PENS.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL TO APPROVE A PLAN OF REORGANIZATION PROVIDING FOR THE ACQUISITION OF ALL OF THE ASSETS AND LIABILITIES OF AMERICAN FUNDS GROWTH-INCOME HLS FUND BY HIMCO VIT GROWTH-INCOME FUND SOLELY IN EXCHANGE FOR SHARES OF HIMCO VIT GROWTH-INCOME FUND, FOLLOWED BY THE DISTRIBUTION ON A PRO RATA BASIS OF THE HIMCO VIT GROWTH-INCOME FUND’S SHARES TO CURRENT SHAREHOLDERS OF THE AMERICAN FUNDS GROWTH-INCOME HLS FUND AND THE COMPLETE LIQUIDATION OF AMERICAN FUNDS GROWTH-INCOME HLS FUND.

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. THANK YOU!